Exhibit 99.1

Press Release — For Immediate Release
July 22, 2020

Penns Woods Bancorp, Inc. Reports Second Quarter 2020 Earnings

Williamsport, PA — July 22, 2020 - Penns Woods Bancorp, Inc. (NASDAQ: PWOD)

Penns Woods Bancorp, Inc. achieved net income of $6.8 million for the six months ended June 30, 2020, resulting in basic and diluted earnings per share of $0.97.

Highlights

•
Net income, as reported under GAAP, for the three and six months ended June 30, 2020 was $3.8 million and $6.8 million, respectively compared to $4.2 and $8.2 million for the same period of 2019. Results for the three and six months ended June 30, 2020 compared to 2019 were impacted by an increase in after-tax securities gains of $138,000 (from a gain of $18,000 to a gain of $156,000) for the three month period and $108,000 (from a gain of $70,000 to a gain of $178,000) for the six month period.

•
The provision for loan losses increased $330,000 and $720,000, respectfully, for the three and six months ended June 30, 2020, to $645,000 and $1,395,000 compared to $315,000 and $675,000 for the 2019 periods. The increase is the result of the economic uncertainty caused by the COVID-19 pandemic.

•
Basic and diluted earnings per share for the three and six months ended June 30, 2020 were $0.53 and $0.97, respectively, compared to basic and diluted earnings per share of $0.60 and $1.16 for the three and six months ended June 30, 2019.

•
Return on average assets was 0.85% for the three months ended June 30, 2020, compared to 1.02% for the corresponding period of 2019. Return on average assets was 0.79% for the six months ended June 30, 2020, compared to 0.99% for the corresponding period of 2019.

•
Return on average equity was 9.59% for the three months ended June 30, 2020, compared to 11.42% for the corresponding period of 2019. Return on average equity was 8.75% for the six months ended June 30, 2020, compared to 11.27% for the corresponding period of 2019.

COVID-19 Activity

•	Approximately one third of employees working remotely.

•	As of June 30, 2020, loan modification/deferral program in place to defer payments up to 90 days for principal and/or interest with $241.6 million in loan principal affected by this program.

•	All COVID-19 related loan deferrals meet the requirements to not be considered a troubled debt restructuring.

•	Participated in the Paycheck Protection Program ("PPP") by primarily utilizing third parties to service and place the loans.

•	Significantly reduced deposit rates during the latter half of March 2020 continuing through June 2020.

•	Increased the provision for loan losses due to the economic uncertainty caused by the COVID-19 pandemic.

•	Net interest margin compression expected to continue as the rate environment remains below historical levels.

•	Total paycheck protection program loans held at June 30, 2020 total $12.3 million.

Net Income

Net income from core operations (“core earnings”), which is a non-generally accepted accounting principles (GAAP) measure of net income excluding net securities gains or losses, was $3.6 million for the three months ended June 30, 2020 compared to $4.2 million for the same period of 2019. Core earnings were $6.7 million for the six months ended June 30, 2020, compared to $8.1 million for the same period of 2019. Core earnings per share for the three months ended June 30, 2020 were $0.51 basic and diluted, compared to $0.60 basic and diluted core earnings per share for the same period of 2019. Core earnings per share for the six months ended June 30, 2020 were $0.95 basic and diluted, compared to $1.15 basic and diluted for the same period of 2019. Core return on average assets and core return on average equity were 0.81% and 9.19% for the three months ended June 30, 2020, compared to 1.01% and 11.37% for the corresponding period of 2019. Core return on average assets and core return on average equity were 0.77% and 8.52% for the six months ended June 30, 2020 compared to 0.98% and 11.18% for the corresponding period of 2019. A reconciliation of the non-GAAP financial measures of core earnings, core return on assets, core return on equity, and core earnings per share described in this press release to the comparable GAAP financial measures is included at the end of this press release.

Net Interest Margin

The net interest margin for the three and six months ended June 30, 2020 was 3.01% and 3.09%, compared to 3.39% and 3.37% for the corresponding periods of 2019. The decrease in the net interest margin was driven by a decrease in the yield of the investment portfolio of 64 and 63 basis points ("bps"), respectively, for the three and six month periods. Further compressing the net interest margin was the significant increase of interest-bearing deposits within the earning asset portfolio. These deposits carry a current yield of a few basis points with the balance steadily increasing as commercial customers have received PPP funding and retail customers have received stimulus funding. Rates paid on interest-bearing liabilities were decreased during the three months ended June 30, 2020 and will partially offset the decline in earning asset yield.

Assets

Total assets increased $126.9 million to $1.8 billion at June 30, 2020 compared to June 30, 2019.  Net loans decreased $28.9 million to $1.3 billion at June 30, 2020 compared to June 30, 2019, as the COVID-19 business and travel restrictions curtailed various lending activities such as indirect auto, home equity, and commercial. Lending activity began to rebound as business and travel restrictions were lessened. The investment portfolio increased $17.9 million from June 30, 2019 to June 30, 2020 due to increases in the corporate and taxable municipal portfolios.

Non-performing Loans

The ratio of non-performing loans to total loans ratio decreased to 0.82% at June 30, 2020 from 1.12% at June 30, 2019 as non-performing loans have decreased to $11.1 million at June 30, 2020 from $15.4 million at June 30, 2019 primarily due to a commercial loan relationship that was partially charged-off during the fourth quarter of 2019. The majority of non-performing loans involve loans that are either in a secured position and have sureties with a strong underlying financial position or have a specific allocation for any impairment recorded within the allowance for loan losses. Net loan charge-offs of $312,000 for the six months ended June 30, 2020 impacted the allowance for loan losses, which was 0.96% of total loans at June 30, 2020 compared to 1.02% at June 30, 2019.

Deposits

Deposits increased $147.2 million to $1.5 billion at June 30, 2020 compared to June 30, 2019. Noninterest-bearing deposits increased $95.6 million to $418.3 million at June 30, 2020 compared to June 30, 2019.  Driving deposit growth was the receipt of PPP funding by commercial customers, stimulus funding by retail customers, and customers becoming more risk adverse and seeking safety in a bank deposit. Emphasis during 2020 has been on increasing the utilization of electronic (internet and mobile) deposit banking among our customers. Utilization of internet and mobile banking has increased since the start of 2020 due to these efforts coupled with a change in consumer behavior due to the business and travel restrictions caused by the COVID-19 pandemic.

Shareholders’ Equity

Shareholders’ equity increased $8.1 million to $159.6 million at June 30, 2020 compared to June 30, 2019. The change in accumulated other comprehensive loss from $2.8 million at June 30, 2019 to $1.0 million at June 30, 2020 is a result of an increase in unrealized gains on available for sale securities (from an unrealized gain of $2,419,000 at June 30, 2019 to an unrealized gain of $4.2 million at June 30, 2020). The amount of accumulated other comprehensive loss at June 30, 2020 was also impacted by the change in net excess of the projected benefit obligation over the fair value of the plan assets of the defined benefit pension plan, resulting in a decrease in the net loss of $43,000. The current level of shareholders’ equity equates to a book value per share of $22.66 at June 30, 2020 compared to $21.53 at June 30, 2019, and an equity to asset ratio of 8.68% at June 30, 2020 compared to 8.85% at June 30, 2019. Dividends declared for the six months ended June 30, 2020 and 2019 were $0.64 per share and $0.63 per share, respectively.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates seventeen branch offices providing financial services in Lycoming, Clinton, Centre, Montour, and Union Counties, and Luzerne Bank, which operates nine branch offices providing financial services in Luzerne County.  Investment and insurance products are offered through Jersey Shore State Bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group. Insurance products are offered through United Insurance Solutions, LLC, a joint venture that is a subsidiary of the holding company.

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by the Company, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature such as net securities gains and losses. Because these certain items and their impact on the Company’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are statements other than statements of historical fact.  The Company cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company herein: (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on the Company’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; (v) the effects of health emergencies, including the spread of infectious diseases or pandemics; or (vi) the effect of changes in the business cycle and downturns in the local, regional or national economies.  For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, including “Item 1A.  Risk Factors,” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise.  The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Previous press releases and additional information can be obtained from the Company’s website at www.pwod.com.

Contact:	Richard A. Grafmyre, Chief Executive Officer
110 Reynolds Street
Williamsport, PA 17702
	570-322-1111	e-mail: pwod@pwod.com

THIS INFORMATION IS SUBJECT TO YEAR-END AUDIT ADJUSTMENT

PENNS WOODS BANCORP, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	June 30,
(In Thousands, Except Share Data)	2020	2019	% Change
ASSETS:
Noninterest-bearing balances	$26,932	$21,102	27.63%
Interest-bearing balances in other financial institutions	188,242	58,423	222.21%
Total cash and cash equivalents	215,174	79,525	170.57%

Investment debt securities, available for sale, at fair value	164,369	145,689	12.82%
Investment equity securities, at fair value	1,291	1,841	(29.88)%
Investment securities, trading	37	44	(15.91)%
Restricted investment in bank stock, at fair value	14,849	15,087	(1.58)%
Loans held for sale	5,146	2,880	78.68%
Loans	1,349,347	1,379,285	(2.17)%
Allowance for loan losses	(12,977)	(14,001)	(7.31)%
Loans, net	1,336,370	1,365,284	(2.12)%
Premises and equipment, net	32,873	33,483	(1.82)%
Accrued interest receivable	8,068	5,708	41.35%
Bank-owned life insurance	29,368	28,955	1.43%
Goodwill	17,104	17,104	—%
Intangibles	777	1,022	(23.97)%
Operating lease right of use asset	3,231	4,279	(24.49)%
Deferred tax asset	3,284	3,712	(11.53)%
Other assets	6,423	6,887	(6.74)%
TOTAL ASSETS	$1,838,364	$1,711,500	7.41%

LIABILITIES:
Interest-bearing deposits	$1,055,981	$1,004,331	5.14%
Noninterest-bearing deposits	418,324	322,755	29.61%
Total deposits	1,474,305	1,327,086	11.09%

Short-term borrowings	15,133	59,453	(74.55)%
Long-term borrowings	171,885	154,597	11.18%
Accrued interest payable	1,530	1,482	3.24%
Operating lease liability	3,263	4,286	(23.87)%
Other liabilities	12,640	13,055	(3.18)%
TOTAL LIABILITIES	1,678,756	1,559,959	7.62%

SHAREHOLDERS’ EQUITY:
Preferred stock, no par value, 3,000,000 shares authorized; no shares issued	—	—	n/a
Common stock, par value $5.55, 22,500,000 shares authorized; 7,522,573 and 7,519,347 shares issued; 7,042,348 and 7,039,122 shares outstanding	41,792	41,773	0.05%
Additional paid-in capital	51,956	51,087	1.70%
Retained earnings	78,910	73,565	7.27%
Accumulated other comprehensive loss:
Net unrealized gain on available for sale securities	4,194	2,419	73.38%
Defined benefit plan	(5,159)	(5,202)	0.83%
Treasury stock at cost, 480,225	(12,115)	(12,115)	—%
TOTAL PENNS WOODS BANCORP, INC. SHAREHOLDERS' EQUITY	159,578	151,527	5.31%
Non-controlling interest	30	14	114.29%
TOTAL SHAREHOLDERS' EQUITY	159,608	151,541	5.32%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,838,364	$1,711,500	7.41%

PENNS WOODS BANCORP, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

	Three Months Ended June 30,			Six Months Ended June 30,
(In Thousands, Except Per Share Data)	2020	2019	% Change	2020	2019	% Change
INTEREST AND DIVIDEND INCOME:
Loans including fees	$14,666	$15,300	(4.14)%	$29,323	$30,169	(2.80)%
Investment securities:
Taxable	1,023	967	5.79%	2,033	1,901	6.94%
Tax-exempt	169	179	(5.59)%	314	353	(11.05)%
Dividend and other interest income	186	395	(52.91)%	535	852	(37.21)%
TOTAL INTEREST AND DIVIDEND INCOME	16,044	16,841	(4.73)%	32,205	33,275	(3.22)%

INTEREST EXPENSE:
Deposits	2,802	2,871	(2.40)%	5,837	5,171	12.88%
Short-term borrowings	7	178	(96.07)%	29	783	(96.30)%
Long-term borrowings	985	879	12.06%	1,928	1,730	11.45%
TOTAL INTEREST EXPENSE	3,794	3,928	(3.41)%	7,794	7,684	1.43%

NET INTEREST INCOME	12,250	12,913	(5.13)%	24,411	25,591	(4.61)%

PROVISION FOR LOAN LOSSES	645	315	104.76%	1,395	675	106.67%

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	11,605	12,598	(7.88)%	23,016	24,916	(7.63)%

NON-INTEREST INCOME:
Service charges	312	592	(47.30)%	861	1,154	(25.39)%
Debt securities gains (losses), available for sale	186	(2)	9,400.00%	207	11	1,781.82%
Equity securities gains	11	22	(50.00)%	31	65	(52.31)%
Securities gains (losses), trading	1	3	(66.67)%	(13)	13	(200.00)%
Bank-owned life insurance	144	123	17.07%	336	291	15.46%
Gain on sale of loans	1,028	347	196.25%	1,472	663	122.02%
Insurance commissions	92	119	(22.69)%	219	253	(13.44)%
Brokerage commissions	186	356	(47.75)%	555	679	(18.26)%
Debit card income	310	389	(20.31)%	584	699	(16.45)%
Other	351	520	(32.50)%	806	895	(9.94)%
TOTAL NON-INTEREST INCOME	2,621	2,469	6.16%	5,058	4,723	7.09%

NON-INTEREST EXPENSE:
Salaries and employee benefits	5,230	5,523	(5.31)%	10,897	11,024	(1.15)%
Occupancy	626	668	(6.29)%	1,328	1,447	(8.22)%
Furniture and equipment	828	784	5.61%	1,688	1,536	9.90%
Software amortization	236	188	25.53%	486	395	23.04%
Pennsylvania shares tax	323	285	13.33%	608	578	5.19%
Professional fees	658	727	(9.49)%	1,280	1,249	2.48%
Federal Deposit Insurance Corporation deposit insurance	185	236	(21.61)%	379	504	(24.80)%
Marketing	56	33	69.70%	109	135	(19.26)%
Intangible amortization	59	69	(14.49)%	121	140	(13.57)%
Other	1,410	1,546	(8.80)%	2,825	2,865	(1.40)%
TOTAL NON-INTEREST EXPENSE	9,611	10,059	(4.45)%	19,721	19,873	(0.76)%
INCOME BEFORE INCOME TAX PROVISION	4,615	5,008	(7.85)%	8,353	9,766	(14.47)%
INCOME TAX PROVISION	851	759	12.12%	1,512	1,571	(3.76)%
NET INCOME	$3,764	$4,249	(11.41)%	$6,841	$8,195	(16.52)%
Earnings attributable to noncontrolling interest	4	4	n/a	8	6	33.33%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS'	$3,760	$4,245	(11.43)%	$6,833	$8,189	(16.56)%
EARNINGS PER SHARE - BASIC	$0.53	$0.60	(11.67)%	$0.97	$1.16	(16.38)%
EARNINGS PER SHARE - DILUTED	$0.53	$0.60	(11.67)%	$0.97	$1.16	(16.38)%
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	7,041,629	7,038,503	0.04%	7,041,185	7,038,068	0.04%
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	7,041,629	7,038,503	0.04%	7,041,185	7,038,068	0.04%
DIVIDENDS DECLARED PER SHARE	$0.32	$0.31	3.23%	$0.64	$0.63	1.59%

PENNS WOODS BANCORP, INC.
AVERAGE BALANCES AND INTEREST RATES

	Three Months Ended
	June 30, 2020			June 30, 2019
(Dollars in Thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$44,916	$348	3.12%	$71,193	$548	3.09%
All other loans	1,294,745	14,391	4.47%	1,313,388	14,867	4.54%
Total loans	1,339,661	14,739	4.43%	1,384,581	15,415	4.47%

Taxable securities	147,352	1,193	3.29%	130,802	1,300	4.03%
Tax-exempt securities	28,280	213	3.06%	27,971	227	3.29%
Total securities	175,632	1,406	3.26%	158,773	1,527	3.90%

Interest-bearing deposits	144,948	16	0.04%	10,431	62	2.38%

Total interest-earning assets	1,660,241	16,161	3.92%	1,553,785	17,004	4.39%

Other assets	116,750			113,443

TOTAL ASSETS	$1,776,991			$1,667,228

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$190,243	67	0.14%	$170,142	51	0.12%
Super Now deposits	251,691	409	0.65%	246,454	453	0.74%
Money market deposits	229,362	418	0.73%	249,169	596	0.96%
Time deposits	362,545	1,908	2.12%	335,721	1,771	2.12%
Total interest-bearing deposits	1,033,841	2,802	1.09%	1,001,486	2,871	1.15%

Short-term borrowings	11,174	7	0.83%	32,086	178	2.23%
Long-term borrowings	171,895	985	2.21%	147,571	879	2.24%
Total borrowings	183,069	992	2.12%	179,657	1,057	2.23%

Total interest-bearing liabilities	1,216,910	3,794	1.24%	1,181,143	3,928	1.31%

Demand deposits	384,591			317,623
Other liabilities	18,583			19,747
Shareholders’ equity	156,907			148,715

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,776,991			$1,667,228
Interest rate spread			2.68%			3.08%
Net interest income/margin		$12,367	3.01%		$13,076	3.39%

	Three Months Ended June 30,
	2020	2019
Total interest income	$16,044	$16,841
Total interest expense	3,794	3,928
Net interest income	12,250	12,913
Tax equivalent adjustment	117	163
Net interest income (fully taxable equivalent)	$12,367	$13,076

PENNS WOODS BANCORP, INC.
AVERAGE BALANCES AND INTEREST RATES

	Six Months Ended
	June 30, 2020			June 30, 2019
(Dollars in Thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$48,346	$752	3.13%	$71,874	$1,087	3.05%
All other loans	1,299,893	28,729	4.44%	1,313,121	29,310	4.50%
Total loans	1,348,239	29,481	4.40%	1,384,995	30,397	4.43%

Taxable securities	145,070	2,466	3.46%	128,431	2,650	4.18%
Tax-exempt securities	26,027	397	3.10%	27,344	447	3.31%
Total securities	171,097	2,863	3.40%	155,775	3,097	4.03%

Interest-bearing deposits	85,832	102	0.24%	8,493	103	2.45%

Total interest-earning assets	1,605,168	32,446	4.07%	1,549,263	33,597	4.38%

Other assets	114,085			112,806

TOTAL ASSETS	$1,719,253			$1,662,069

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$184,042	158	0.17%	$168,543	81	0.10%
Super Now deposits	235,758	833	0.71%	239,022	832	0.70%
Money market deposits	220,035	895	0.82%	245,307	1,068	0.88%
Time deposits	370,902	3,951	2.14%	317,782	3,190	2.02%
Total interest-bearing deposits	1,010,737	5,837	1.16%	970,654	5,171	1.07%

Short-term borrowings	11,011	29	0.53%	63,881	783	2.47%
Long-term borrowings	166,024	1,928	2.34%	145,890	1,730	2.24%
Total borrowings	177,035	1,957	2.22%	209,771	2,513	2.31%

Total interest-bearing liabilities	1,187,772	7,794	1.32%	1,180,425	7,684	1.29%

Demand deposits	355,704			315,380
Other liabilities	19,551			20,953
Shareholders’ equity	156,226			145,311

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,719,253			$1,662,069
Interest rate spread			2.75%			3.09%
Net interest income/margin		$24,652	3.09%		$25,913	3.37%

	Six Months Ended June 30,
	2020	2019
Total interest income	$32,205	$33,275
Total interest expense	7,794	7,684
Net interest income	24,411	25,591
Tax equivalent adjustment	241	322
Net interest income (fully taxable equivalent)	$24,652	$25,913

(Dollars in Thousands, Except Per Share Data)	Quarter Ended
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Operating Data
Net income	$3,760	$3,073	$2,833	$4,650	$4,245
Net interest income	12,250	12,161	12,321	12,903	12,913
Provision for loan losses	645	750	1,700	360	315
Net security gains	198	28	489	170	23
Non-interest income, excluding net security gains	2,423	2,409	2,418	2,652	2,446
Non-interest expense	9,611	10,110	10,294	9,541	10,059

Performance Statistics
Net interest margin	3.01%	3.19%	3.22%	3.32%	3.39%
Annualized return on average assets	0.85%	0.74%	0.68%	1.10%	1.02%
Annualized return on average equity	9.60%	7.83%	7.22%	12.18%	11.42%
Annualized net loan charge-offs to average loans	0.05%	0.04%	1.19%	0.03%	0.03%
Net charge-offs	168	144	4,055	112	106
Efficiency ratio	65.10%	68.96%	69.42%	60.98%	65.04%

Per Share Data
Basic earnings per share	$0.53	$0.44	$0.40	$0.66	$0.60
Diluted earnings per share	0.53	0.43	0.39	0.66	0.60
Dividend declared per share	0.32	0.32	0.32	0.31	0.31
Book value	22.66	22.23	22.01	22.03	21.53
Common stock price:
High	27.75	35.36	35.58	30.93	30.17
Low	20.01	19.05	29.68	26.87	26.03
Close	22.71	24.30	35.58	30.83	30.17
Weighted average common shares:
Basic	7,042	7,041	7,040	7,037	7,038
Fully Diluted	7,042	7,103	7,338	7,037	7,038
End-of-period common shares:
Issued	7,523	7,521	7,521	7,518	7,518
Treasury	480	480	480	480	480

(Dollars in Thousands, Except Per Share Data)	Quarter Ended
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Financial Condition Data:
General
Total assets	$1,838,364	$1,688,508	$1,665,323	$1,673,095	$1,711,500
Loans, net	1,336,370	1,336,900	1,343,650	1,350,735	1,365,284
Goodwill	17,104	17,104	17,104	17,104	17,104
Intangibles	777	836	898	960	1,022
Total deposits	1,474,305	1,326,734	1,324,005	1,332,407	1,327,086
Noninterest-bearing	418,324	332,759	334,746	327,329	322,755
Savings	195,964	183,929	176,732	171,370	171,992
NOW	268,348	229,919	218,605	219,466	238,410
Money Market	247,753	204,832	216,038	239,926	238,352
Time Deposits	343,915	375,295	377,884	374,316	355,577
Total interest-bearing deposits	1,055,980	993,975	989,259	1,005,078	1,004,331

Core deposits*	1,130,389	951,439	946,121	958,091	971,509
Shareholders’ equity	159,578	156,562	154,960	155,061	151,527

Asset Quality
Non-performing loans	$11,097	$11,300	$12,421	$17,208	$15,383
Non-performing loans to total assets	0.60%	0.67%	0.75%	1.03%	0.90%
Allowance for loan losses	12,977	12,500	11,894	14,249	14,001
Allowance for loan losses to total loans	0.96%	0.93%	0.88%	1.04%	1.02%
Allowance for loan losses to non-performing loans	116.94%	110.62%	95.76%	82.80%	91.02%
Non-performing loans to total loans	0.82%	0.84%	0.92%	1.26%	1.12%

Capitalization
Shareholders’ equity to total assets	8.68%	9.27%	9.31%	9.27%	8.85%

* Core deposits are defined as total deposits less time deposits

Reconciliation of GAAP and Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in Thousands, Except Per Share Data)	2020	2019	2020	2019
GAAP net income	$3,760	$4,245	$6,833	$8,189
Less: net securities gains, net of tax	156	18	178	70
Non-GAAP core earnings	$3,604	$4,227	$6,655	$8,119

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Return on average assets (ROA)	0.85%	1.02%	0.79%	0.99%
Less: net securities gains, net of tax	0.04%	0.01%	0.02%	0.01%
Non-GAAP core ROA	0.81%	1.01%	0.77%	0.98%

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Return on average equity (ROE)	9.59%	11.42%	8.75%	11.27%
Less: net securities gains, net of tax	0.40%	0.05%	0.23%	0.09%
Non-GAAP core ROE	9.19%	11.37%	8.52%	11.18%

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Basic earnings per share (EPS)	$0.53	$0.60	$0.97	$1.16
Less: net securities gains, net of tax	0.02	—	0.02	0.01
Non-GAAP basic core EPS	$0.51	$0.60	$0.95	$1.15

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Diluted EPS	$0.53	$0.60	$0.97	$1.16
Less: net securities gains, net of tax	0.02	—	0.02	0.01
Non-GAAP diluted core EPS	$0.51	$0.60	$0.95	$1.15

Loan Deferrals

(In Thousands)	Amount
Commercial, financial, and agricultural	$28,482
Real estate mortgage:
Residential	66,133
Commercial	132,217
Construction	7,250
Consumer automobile loans	283
Other consumer installment loans	7,243
Total loan deferrals	$241,608